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                           MBIA INC. AND SUBSIDIARIES
               COMPUTATION OF EARNINGS PER SHARE ASSUMING DILUTION
                     (In thousands except per share amounts)
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

                                                    Three months ended               Nine months ended
                                                       September 30                    September 30
                                                  ---------------------------  ------------------------------
                                                    2001            2000          2001            2000
                                                  ------------  -------------  ------------  ----------------

Net income                                           $154,520       $130,714      $413,653          $392,427
                                                  ============  =============  ============  ================

Diluted weighted average shares:
      Basic weighted average shares outstanding       148,346        147,266       148,146           147,798
      Effect of stock options                           1,085            883         1,041               777
      Unallocated ESOP shares                             102            155           102               155
                                                  ------------  -------------  ------------  ----------------
Diluted weighted average shares:                      149,533        148,304       149,289           148,730
                                                  ============  =============  ============  ================

Basic EPS                                            $   1.04       $   0.89      $   2.79          $   2.66
                                                  ============  =============  ============  ================

Diluted EPS                                          $   1.03       $   0.88      $   2.77          $   2.64
                                                  ============  =============  ============  ================

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